EXHIBIT 99.1

Highland Business Services, Inc. (HGLB)- Announces Execution of Definitive Merger Agreement with Elevate Marketing Group, LLC.

San Clemente, California – Highland Business Services, Inc. (“Highland”), (OTCBB: HGLB) announced today that its wholly owned subsidiary has executed a definitive Acquisition and Plan of Merger Agreement (the “Merger Agreement”) with Elevate Marketing Group, LLC, a Utah limited liability company (“Elevate”).  The closing of the Merger Agreement, that is subject to conditions, including the prior completion of certain pre-closing matters, is currently anticipated to occur on or before February 14, 2011. Upon closing, Elevate and its related business operations and assets, will continue as a wholly owned subsidiary of Highland.

Elevate is a premier digital services provider with an array of IP and wireless residential services. Elevate Broadband offers wireless residential Internet service with up to 10 mbps service. Elevate also offers a fully integrated suite of home security products and services that include Elevate Interactive, a complete home security management system operated online or through a wireless mobile App. Elevate Entertainment is both an IP based TV and Satellite TV service offered in cooperation with DirecTV™ and DishNetwork™. Elevate Mobile provides mobile services that offer the latest smart phone technologies.

“Today’s announcement is yet another in a long-line of recent developments which will enable us to continue to develop and deliver world-class services to our customers throughout the United States and around the world,” said Wright W. Thurston, CEO of Elevate. Mr. Thurston continued saying “the completion of the merger with Highland provides Elevate with a public platform to continue our growth strategy and provide our shareholders with enhanced liquidity and value.”

Highland strongly cautions investors who may seek to acquire stock in the company in reliance of the Merger Agreement described herein that the Merger Agreement contains material conditions yet to be completed, and, as such, there can be no assurance that such material conditions will be satisfied or that the transaction will close at all.

About Elevate:

Elevate is positioned to become a leading provider of communications and digital services in the United States and around the world. With a powerful array of network resources that include connections to the nation’s fastest mobile broadband network, Elevate believes it will become a leading provider of wireless, Wi-Max, high speed Internet monitored home security and VoIP services. Elevate is developing an internet based IPTV service that is anticipated to launch in late 2011 that will be marketed under the Elevate Entertainment™ brand.  Elevate currently offers digital TV services through dealer agreements with DishNetwork™ and DirecTV™. For more information about Elevate’s products and services please visit our website at www.goelevate.com.

Forward-Looking Statement: The statements in this press release regarding any implied or perceived benefits from the Merger between Elevate and Highland, as well as plans to continue as a leading provider of communications and digital services and any other effects resulting from any of the above are forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, our ability to complete the merger, the continued ownership and operation of the Elevate community of services, and any other difficulties related to risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, competition, general economic conditions, and the ability to manage and continue our growth.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents we file from time to time with the SEC. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Contact:

Elevate Marketing Group, Inc.
Bryan Ferre, Chief Marketing Officer
(801) 602-1188